Exhibit 99.1

Rafael Holdings Reports First Quarter Fiscal 2023 Financial Results

NEWARK, NJ – December 13, 2022 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), today reported its first quarter fiscal 2023 financial results for the three months ended October 31, 2022.

“We are pleased to have successfully completed the sale of our real estate asset located in Newark NJ during the first quarter of fiscal 2023, and believe that our strong balance sheet provides us the opportunity to focus on strategic business development efforts. Our goal is to acquire, in-license or invest in clinical stage assets with the potential to achieve meaningful milestones, which, if successful, could improve the lives of patients and generate value for our shareholders,” said Bill Conkling, CEO of Rafael Holdings.

Rafael Holdings, Inc. First Quarter Fiscal Year 2023 Financial Results

As of October 31, 2022, we had cash, cash equivalents and marketable securities of $93.8 million, which includes $33 million in net proceeds from the sale of real estate assets on August 22, 2022.

For the three months ended October 31, 2022, we incurred a net loss from continuing operations of $5.2 million, or $0.22 per share, which includes $1.2 million in non-cash stock-based compensation expense. For the same period in the prior year, we incurred a net loss from continuing operations of $128.9 million, or $5.88 per share, which included a $25 million loss on the write-off of a receivable pursuant to a line of credit and $79.1 million charge for impairment of our investment in Cornerstone Pharmaceuticals.

Research and development expenses were $2.1 million for the three months ended October 31, 2022. For the same period in the prior year, research and development expenses were $2.2 million.

Our general and administrative expenses from continuing operations were $3.1 million for the three months ended October 31, 2022. For the same period in the prior year, general and administrative expenses from continuing operations were $12.3 million. The decrease was primarily related to a decrease in non-cash stock-based compensation expense, decreased payroll and bonus expense, as well as decreases in legal and professional fees.

About Rafael Holdings, Inc.

Rafael Holdings is a holding company with interests in clinical and early-stage pharmaceutical companies, including an investment in Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company. The Company’s focus is to fund, invest in and develop novel therapies and is seeking opportunities to invest, acquire or in-license additional therapeutic assets which address high unmet medical needs.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of public health threats, including COVID-19, on our business and operations; clinical trials of product candidates may not be successful; our pharmaceutical companies may not be able to develop any medicines of commercial value; our pharmaceutical companies may not be successful in their efforts to identify or discover potential product candidates; the manufacturing and manufacturing development of our products and product candidates present technological, logistical and regulatory risks, each of which may adversely affect our potential revenue; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2022, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share data)

	October 31, 2022	July 31, 2022

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$22,173	$26,537
Restricted cash	660	-
Available-for-sale securities	71,014	36,698
Interest receivable	171	140
Trade accounts receivable, net of allowance for doubtful accounts of $242 and $197 at October 31, 2022 and July 31, 2022, respectively	135	157
Prepaid expenses and other current assets	768	4,621
Assets held for sale	-	40,194
Total current assets	94,921	108,347

Property and equipment, net	1,751	1,770
Investments – Other Pharmaceuticals	321	477
Investments – Hedge Funds	4,637	4,764
In-process research and development and patents	1,575	1,575
Other assets	11	1,387

TOTAL ASSETS	$103,216	$118,320

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$1,394	$564
Accrued expenses	1,602	1,875
Other current liabilities	166	3,518
Due to related parties	44	69
Note payable, net of debt issuance costs	-	15,000
Total current liabilities	3,206	21,026

Other liabilities	44	88
TOTAL LIABILITIES	3,250	21,114

COMMITMENTS AND CONTINGENCIES

EQUITY

Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of October 31, 2022 and July 31, 2022, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 23,712,449 issued and 23,685,036 outstanding as of October 31, 2022, and 23,712,449 issued and 23,687,964 outstanding as of July 31, 2022	237	237
Additional paid-in capital	263,197	262,023
Accumulated deficit	(163,865)	(165,457)
Accumulated other comprehensive gain (loss) related to unrealized gain (loss) on available-for-sale securities	40	(63)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,757	3,767
Total equity attributable to Rafael Holdings, Inc.	103,374	100,515
Noncontrolling interests	(3,408)	(3,309)
TOTAL EQUITY	99,966	97,206

TOTAL LIABILITIES AND EQUITY	$103,216	$118,320

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited, in thousands, except share and per share data)

	Three Months Ended October 31,
	2022	2021
Revenues	$70	$191

G&A Expenses	3,109	12,274
R&D Expenses	2,081	2,153
Depreciation and amortization	22	19
Provision for loss on receivable pursuant to line of credit	-	25,000
Provision for losses on related party receivables	-	10,283
Operating Loss	(5,142)	(49,538)
Impairment of cost method investment - Cornerstone Pharmaceuticals	-	(79,141)
Unrealized (loss) gain on investments - Hedge Funds	(127)	211
Impairment of investments - Other Pharmaceuticals	(156)	-
Interest and Other income, net	223	175
Loss before Incomes Taxes from continuing operations	(5,202)	(128,293)
Taxes	(5)	-
Equity in earnings (loss) of RP Finance	-	(575)
Consolidated net loss from continuing operations	(5,207)	(128,868)

Discontinued Operations
Loss from discontinued operations related to 520 Property	(84)	(543)
Gain on disposal of 520 Property	6,784	-
Income (loss) from discontinued operations	6,700	(543)

Net income (loss)	1,493	(129,411)
Net loss attributable to noncontrolling interests	(99)	(17,387)
Net income (loss) attributable to Rafael Holdings, Inc.	$1,592	$(112,024)

Continuing operations loss per share
Net loss from continuing operations	$(5,207)	$(128,868)
Net loss attributable to noncontrolling interests	(99)	(17,387)
Numerator for loss per share from continuing operations	$(5,108)	$(111,481)

Discontinued operations earnings (loss) per share
Net income (loss) from discontinued operations	$6,700	$(543)

Loss per share
Continuing operations - basic and diluted	$(0.22)	$(5.88)
Discontinued operations - basic and diluted	0.29	(0.03)
Total basic and diluted earnings (loss) per common share	$0.07	$(5.91)

Weighted average number of shares used in calculation of earnings (loss) per share, basic and diluted	23,015,443	18,948,084

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